EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTORY NOTE

On June 7, 2004, TIBCO Software, Inc. (“TIBCO”) declared its offer for the shares of Staffware plc (“Staffware”) wholly unconditional and acquired approximately 84.5% of the outstanding Staffware shares in a stock and cash transaction (the “Acquisition”). Between June 7, 2004 and June 25, 2004, additional Staffware shares were tendered into the offer increasing TIBCO’s ownership to approximately 97.6% and on June 25, 2004, TIBCO initiated the compulsory acquisition of all minority shareholdings not already acquired by TIBCO. As consideration for the acquisition of 100% of the outstanding shares of Staffware, TIBCO paid approximately $146.7 million in cash and issued 10.9 million shares of TIBCO’s common stock valued at approximately $92.3 million. TIBCO also incurred an estimated $5.0 million in transaction fees, including legal, valuation and accounting fees. The transaction has been accounted for as a purchase business combination, and the net preliminary purchase price of approximately $244.0 million has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date.

The following unaudited pro forma combined condensed consolidated financial information gives effect to the acquisition by TIBCO of all of the outstanding shares of Staffware, no minority interest has been presented. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of TIBCO and Staffware at May 31, 2004, and has been prepared to reflect the acquisition as if the acquisition of all of the outstanding shares of Staffware had been consummated on May 31, 2004. The unaudited pro forma condensed combined statements of operations combine the results of operations of TIBCO and Staffware for the year ended November 30, 2003 and December 31, 2003, respectively, and the six months ended May 31, 2004, respectively, as if the acquisition had occurred on December 1, 2002. As a result, Staffware’s unaudited condensed statement of operations for the month of December 2003 is included in both unaudited condensed statement of operations for Staffware for the six months ended May 31, 2004 and the twelve months ended December 31, 2003. The unaudited revenue and net income under US GAAP for the month of December 2003 was $10.3 million and $3.1 million, respectively.

The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of TIBCO and Staffware. TIBCO’s historical consolidated financial statements for the year ended and as of November 30, 2004 can be found in TIBCO’s Annual Report on Form 10-K filed on January 20, 2004 and TIBCO’s historical unaudited condensed consolidated financial statements for the six-months ended and as of May 31, 2004 were filed on Form 10-Q on July 7, 2004. Staffware’s historical consolidated financial statements for the year ended and as of December 31, 2003 are included in this Form 8-K filing.

The historical profit and loss account and balance sheet of Staffware have been prepared in accordance with UK GAAP. For the purpose of presenting the unaudited pro forma condensed combined financial information, the profit and loss account and balance sheet relating to Staffware has been adjusted to conform with US GAAP as described in note 3 to the unaudited pro forma condensed combined financial information. In addition, certain adjustments have been made to the historical financial statements of Staffware to reflect reclassifications to conform with TIBCO’s presentation under US GAAP.

The historical financial statements of Staffware were presented in pounds sterling (£). For the purposes of presenting the unaudited pro forma condensed combined financial information, the adjusted income statements of Staffware for the year ended December 31, 2003 and six-month period ended May 31, 2004, have been translated into US dollars at the average daily closing rate for the year ended December 31, 2003 and six-months ended May 31, 2004. The adjusted balance sheet of Staffware at May 31, 2004 has been translated into US dollars at the closing rate on May 31, 2004.

The preliminary pro forma acquisition adjustments described in note 3 are based on available information and certain assumptions made by TIBCO management and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what TIBCO’s financial position is or results of operations would have been if the acquisition had occurred on those dates or to project TIBCO’s financial position or results of operations for any future period. Since TIBCO and Staffware were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

Unaudited Proforma Condensed Combined Statement of Operations
(in thousands, except per share amounts)

	Six Months Ended
	TIBCO US GAAP 05/31/04	Staffware US GAAP 5/31/04 (note 3)	Pro Forma Adjustments (note 2)		Pro Forma Combined
Revenue:
License revenue	$86,088	$14,183	$—		$100,271
Service and maintenance revenue	69,562	21,354	—		90,916

Total revenue	155,650	35,537	—		191,187
Cost of revenue	34,809	12,804	2,170	g	49,783

Gross profit	120,841	22,733	(2,170)		141,404

Operating expenses:
Research and development	26,926	4,912	—		31,838
Sales and marketing	53,471	15,791	—		69,262
General and administrative	10,530	14,841	(6,171	) j	19,200
Amortization of stock-based compensation	123	45	—		168
Amortization of goodwill and acquired intangibles	982	625	2,913	g	4,520

Total operating expenses	92,032	36,214	(3,258)		124,988

Income (loss) from operations	28,809	(13,481)	1,088		16,416
Other income (expense), net	1,773	747	(954	) a	1,566

Income (loss) before income taxes	30,582	(12,734)	134		17,982
Provision for (benefit from) income taxes	12,456	(1,466)	(2,094	) f	8,896

Net income (loss)	$18,126	$(11,268)	$2,228		$9,086

Net income (loss) per share
Basic	$0.09	$(0.78)			$0.04

Weighted average common shares outstanding	204,002	14,409			214,937

Diluted	$0.08	$(0.78)			$0.04

Weighted average common shares outstanding	217,555	14,409			228,490

Unaudited Proforma Condensed Combined Statement of Operations
(in thousands, except per share amounts)

	12 Months Ended
	TIBCO US GAAP 11/30/03	Staffware US GAAP 12/31/03 (note 3)	Pro Forma Adjustments (note 2)		Pro Forma Combined
Revenue:
License revenue	$140,509	$32,721	$—		$173,230
Service and maintenance revenue	123,701	37,302	—		161,003

Total revenue	264,210	70,023	—		334,233
Cost of revenue	63,284	20,154	4,340	g	87,778

Gross profit	200,926	49,869	(4,340)		246,455

Operating expenses:
Research and development	64,075	7,630	—		71,705
Sales and marketing	109,954	23,665	—		133,619
General and administrative	20,261	12,694	—		32,955
Amortization of stock-based compensation	1,063	53	—		1,116
Restructuring charges	1,100	—	—		1,100
Amortization of goodwill and acquired intangibles	1,997	1,262	5,813	g	9,072

Total operating expenses	198,450	45,304	5,813		249,567

Income (loss) from operations	2,476	4,565	(10,153)		(3,112)
Other income (expense), net	15,007	1,148	(3,375	) a	12,780

Income (loss) before income taxes	17,483	5,713	(13,528)		9,668
Provision for (benefit from) income taxes	6,043	1,194	(4,775	) f	2,462

Net income (loss)	$11,440	$4,519	$(8,753)		$7,206

Net income (loss) per share:
Basic	$0.05	$0.31			$0.03

Weighted average common shares outstanding	211,555	14,446			222,490

Diluted	$0.05	$0.30			$0.03

Weighted average common shares outstanding	222,519	14,969			233,454

Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands)
	TIBCO US GAAP 05/31/04	Staffware US GAAP 5/31/04 (note 3)	Pro Forma Adjustments (note 2)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$101,254	$27,200	$3,259	a	$131,713
Short-term investments	278,165	—	—		278,165
Accounts receivable, net	70,528	16,856	—		87,384
Due from related parties	2,598	—	—		2,598
Cash restricted for acquisition	150,000	—	(150,000	) a	—
Other current assets	16,863	7,220	1,010	c,i	25,093

Total current assets	619,408	51,276	(145,731)		524,953
Property and equipment, net	115,567	4,625	—		120,192
Other assets	35,725	—	—		35,725
Goodwill	98,691	8,092	159,667	b	266,450
Other acquired intangibles, net	4,510	3,378	64,422	b	72,310

	$873,901	$67,371	$78,358		$1,019,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,969	$1,864	$—		$5,833
Accrued liabilities	47,280	11,260	4,172	c	62,712
Accrued integration and excess facilities costs	38,509	—	6,164	c	44,673
Deferred revenue	49,458	20,820	(8,961	) d	61,317
Current portion of long term debt	1,666	—	—		1,666

Total current liabilities	140,882	33,944	1,375		176,201

Long term debt	51,009	—	—		51,009
Long term deferred tax liability	—	—	20,340	i	20,340

Stockholders’ equity:
Common stock and additional paid in capital	822,753	59,681	32,589	e,h	915,023
Treasury stock	—	(2,250)	2,250	e	—
Unearned stock-based compensation	(174)	—	—		(174)
Accumulated other comprehensive income (loss)	(267)	(1,180)	1,180	e	(267)
Accumulated deficit	(140,302)	(22,824)	20,624	b,e	(142,502)

Total stockholders’ equity	682,010	33,427	56,643		772,080

Total liabilities and stockholders’ equity	$873,901	$67,371	$78,358		$1,019,630

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—PRELIMINARY PURCHASE PRICE

The unaudited pro forma condensed combined consolidated financial information reflect an estimated purchase price of approximately $244.0 million for 100% of the outstanding shares of Staffware plc. The fair value of the TIBCO common stock issued of $8.44 was based on the average market price of TIBCO common stock for two trading days before and after April 22, 2004, the announcement date of the merger. The estimated total purchase price for the acquisition of 100% of the outstanding shares of Staffware plc is as follows (in thousands):

Cash	$146,741
Fair value of TIBCO common stock to be issued	92,270
Estimated direct acquisition costs	5,011

Total estimated purchase price	$244,022

The final purchase price is dependent on the actual amount of cash to be paid, the actual number of shares of TIBCO common stock issued and actual direct acquisition costs. Under the purchase method of accounting, the total estimated purchase price is allocated to Staffware’s net tangible and intangible assets based on their estimated fair value as of the date of completion of the acquisition. Based on the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on TIBCO’s final analysis, is as follows (in thousands):

Cash	$27,200
Tangible assets	28,701
Amortizable intangible assets:
Existing technology	21,700
Patents/core technology	14,200
Maintenance contracts	14,400
Customer relationships	14,000
Trademarks	3,500
In process research and development	2,200
Goodwill	167,760

Total assets acquired	293,661
Liabilities assumed	(29,299)
Deferred tax liability for acquired intangibles	(20,340)

Net assets acquired	$244,022

A preliminary estimate of $67.8 million has been allocated to amortizable intangible assets consisting of existing technology, patents/core technology, maintenance contracts, customer relationships and trademarks with useful lives of between five and eight years.

A preliminary estimate of $167.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair market value of the net tangible and amortizable intangible assets acquired. Goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Staffware is subject to revision as more detailed analysis is completed and additional information on the fair values of Staffware’s assets and liabilities become available. Any change in the fair value of the net assets of Staffware will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the proforma adjustments presented here.

Note 2—PRO FORMA ADJUSTMENTS

Certain reclassifications have been made to conform Staffware historical and pro forma amounts to TIBCO’s financial statement presentation.

The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the merger was completed on May 31, 2004 for balance sheet purposes and as of December 1, 2002 for statements of operations purposes and reflect the following pro forma adjustments:

(a)	To reflect the cash portion of the merger of $9.26 per outstanding Staffware share for a total of $146.7 million and the resulting decrease in interest income for the six months ended May 31, 2004 and the year ended November 30, 2003 of $1.0 million and $3.4 million, respectively.

(b)	To eliminate the Staffware existing intangible assets, to establish amortizable intangible assets and non-amortizable goodwill and to write-off in-process research and development of $2.2 million acquired on acquisition.

(c)	To record $5.0 million of estimated direct acquisition costs, $4.2 million to accrued liabilities and $0.8 million to prepaid assets for costs previously paid, and $6.2 million of estimated integration costs to be incurred as a result of the acquisition. Actual amounts could differ significantly upon completion of the acquisition.

(d)	To adjust Staffware deferred revenue to estimated fair value.

(e)	To eliminate the historical stockholders’ equity of Staffware of $33.4 million.

(f)	To adjust the provision for (benefit from) taxes to reflect the impact of the pro forma adjustments using the relevant statutory tax rate.

(g)	To eliminate the amortization of Staffware’s historical intangibles and reflect amortization of the amortizable intangible assets on a straight-line basis resulting from the acquisition. The weighted average life of amortizable intangible assets is approximately 6.3 years.

(h)	To record the estimated fair value of TIBCO shares of common stock issued in the acquisition of $92.3 million.

(i)	To record a deferred tax liability related to identifiable intangible assets for $20.3 million and to record a deferred tax asset of $1.8 million related to merger and integration costs.

(j)	To eliminate costs of $6.2 million incurred by Staffware related to the acquisition by TIBCO.

There were no transactions between TIBCO and Staffware during the periods presented.

The unaudited pro forma combined condensed provision for (benefit from) income taxes may not represent the amounts that would have resulted had TIBCO and Staffware filed consolidated income tax returns during the periods presented.

Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma combined financial statements. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The statements of operations omit the charge for in-process research and development of $2.2 million and restructuring charges directly related to the acquisition for TIBCO’s excess facilities and integration costs. The amount of these restructuring costs have not yet been determined.

Note 3—UK GAAP TO US GAAP ADJUSTMENTS

The following table shows a reconciliation of the historical statements of operations of Staffware for the unaudited six months ended May 31, 2004 and the year ended December 31, 2003, prepared in accordance with UK GAAP and in pounds sterling, to the statement of operations under US GAAP and in US dollars included in the Unaudited Pro Forma Condensed Combined Statement of Operations.

The UK to US GAAP adjustments represent the significant adjustments that are required to convert the statement of operations of Staffware to US GAAP and descriptions of the nature of each adjustment as follows:

	Six Months Ended
	Staffware UK GAAP 05/31/04 (note 4)	UK to US GAAP Adjustments		Staffware US GAAP 05/31/04	Staffware US GAAP 05/31/04
	£’000	£’000		£’000	$’000
Revenue:
License revenue	10,974	(3,134	)A	7,840	14,183
Service and maintenance revenue	11,526	277	A	11,803	21,354

Total revenue	22,500	(2,857)		19,643	35,537
Cost of revenue	7,077	—		7,077	12,804

Gross profit	15,423	(2,857)		12,566	22,733

Operating expenses:
Research and development	2,715	—		2,715	4,912
Sales and marketing	8,728	—		8,728	15,791
General and administrative	8,059	144	C	8,203	14,841
Amortization of stock-based compensation	—	25	B	25	45
Amortization of goodwill and acquired intangibles	533	(188	)D	345	625

Total operating expenses	20,035	(19)		20,016	36,214

Loss from operations	(4,612)	(2,838)		(7,450)	(13,481)
Other income (expense), net	413	—		413	747

Loss before income taxes	(4,199)	(2,838)		(7,037)	(12,734)
Provision for (benefit from) income taxes	24	(834	)F	(810)	(1,466)

Net loss	(4,223)	(2,004)		(6,227)	(11,268)

	12 Months Ended
	Staffware UK GAAP 12/31/03 (note 4)	UK to US GAAP Adjustments		Staffware US GAAP 12/31/03	Staffware US GAAP 12/31/03
	£’000	£’000		£’000	$’000
Revenue:
License revenue	21,936	(2,080	)A	19,856	32,721
Service and maintenance revenue	20,773	1,863	A	22,636	37,302

Total revenue	42,709	(217)		42,492	70,023
Cost of revenue	12,230	—		12,230	20,154

Gross profit	30,479	(217)		30,262	49,869

Operating expenses:
Research and development	4,630	—		4,630	7,630
Sales and marketing	14,361	—		14,361	23,665
General and administrative	7,638	65	C	7,703	12,694
Amortization of stock-based compensation	—	32	B	32	53
Amortization of goodwill and acquired intangibles	1,062	(296	)D	766	1,262

Total operating expenses	27,691	(199)		27,492	45,304

Income (loss) from operations	2,788	(18)		2,770	4,565
Other income (expense), net	697	—		697	1,148

Income (loss) before income taxes	3,485	(18)		3,467	5,713
Provision for (benefit from) income taxes	1,261	(536	)F	725	1,194

Net income	2,224	518		2,742	4,519

The following table shows a reconciliation of the historical balance sheet of Staffware, prepared in accordance with UK GAAP and in pounds sterling, to the balance sheet under US GAAP and in US dollars included in the Unaudited Pro Forma Condensed Combined Balance Sheet.

The UK to US GAAP adjustments represent the material adjustments that are required to convert the balance sheet of Staffware to US GAAP and descriptions of the nature each adjustment follows.

	Staffware UK GAAP 05/31/04	UK to US GAAP Adjustments		Staffware US GAAP 05/31/04	Staffware US GAAP 05/31/04
	£’000	£’000		£’000	$’000
ASSETS
Current Assets:
Cash and cash equivalents	14,836	—		14,836	27,200
Accounts receivable, net	9,193	—		9,193	16,856
Other current assets	2,900	1,038	F	3,938	7,220

Total current assets	26,929	1,038		27,967	51,276
Property and equipment, net	2,523	—		2,523	4,625
Other assets	1,227	(1,227	)E	—	—
Goodwill	6,228	(1,814	)D	4,414	8,092
Other acquired intangibles, net	—	1,842	D	1,842	3,378

Total assets	36,907	(161)		36,746	67,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,016	—		1,016	1,864
Accrued liabilities	5,716	426	C,F	6,142	11,260
Deferred revenue	7,220	4,136	A	11,356	20,820

Total current liabilities	13,952	4,562		18,514	33,944
Stockholders’ equity:
Common stock and additional paid in capital	32,495	57	B	32,552	59,681
Treasury stock	—	(1,227	)E	(1,227)	(2,250)
Unearned stock-based compensation	—	—		—	—
Accumulated other comprehensive income	(485)	(159	)D	(644)	(1,180)
Accumulated deficit	(9,055)	(3,394	)A,B,C,D,F	(12,449)	(22,824)

Total stockholders’ equity	22,955	(4,723)		18,232	33,427

Total liabilities and stockholders’ equity	36,907	(161)		36,746	67,371

(A)	To adjust revenue recognized in accordance with US GAAP.

(B)	To record stock based compensation in accordance with US GAAP.

(C)	To record vacation pay accrual in accordance with US GAAP.

(D)	To eliminate amortisation of goodwill and separately record definite life intangibles and record amortization on these definite life intangibles.

(E)	To record investment in Staffware’s own shares as treasury stock as per US GAAP.

(F)	To record the tax impact of the above adjustments.

Note 4—Reclassifications to Staffware Financial Statement Presentation

Reclassifications have been made to the underlying Staffware statement of operations prepared under UK GAAP to conform to TIBCO’s statement of operations presentation. The reclassifications made to Staffware’s statement of operations to conform to TIBCO’s presentation and descriptions of the reclassifications are as follows:

	Six Months Ended
	Staffware UK GAAP			Staffware UK GAAP

	UK Presentation 5/31/04	Presentation Adjustments		US Presentation 5/31/04
	£’000	£’000		£’000
	(unaudited)	(unaudited)		(unaudited)
Turnover	22,500	(22,500)	a
License Revenue		10,974	a	10,974
Service and maintenance revenue		11,526	a	11,526

Total revenue	22,500	—		22,500

Cost of revenue		7,077	b	7,077

Gross profit		(7,077)		15,423

Operating Expenses	27,112	(27,112)	b
Research and development		2,715	b	2,715
Sales and marketing		8,728	b	8,728
General and administrative		8,059	b	8,059
Amortization of goodwill and acquired intangibles		533	b	533

Total operating expenses	27,112	(7,077)		20,035

Loss from operations	(4,612)	—		(4,612)
Interest receivable and similar income	420	(420)	c
Interest payable and similar charges	(7)	7	c
Other income (expense), net		413	c	413

Loss before income tax	(4,199)	—		(4,199)
Provision for income tax	24	—		24

Net loss	(4,223)	—		(4,223)

	12 Months Ended
	Staffware UK GAAP			Staffware UK GAAP

	UK Presentation 12/31/03	Presentation Adjustments		US Presentation 12/31/03
	£’000	£’000		£’000
		(unaudited)		(unaudited)
Turnover	42,709	(42,709	) a
License Revenue		21,936	a	21,936
Service and maintenance revenue		20,773	a	20,773

Total revenue	42,709	—		42,709

Cost of revenue		12,230	b	12,230

Gross profit		(12,230)		30,479

Operating Expenses	39,921	(39,921	) b
Research and development		4,630	b	4,630
Sales and marketing		14,361	b	14,361
General and administrative		7,638	b	7,638
Amortization of goodwill and acquired intangibles		1,062	b	1,062

Total operating expenses	39,921	(12,230)		27,691

Loss from operations	2,788	—		2,788
Interest receivable and similar income	722	(722	) c
Interest payable and similar charges	(25)	25	c
Other income (expense), net		697	c	697

Income before income taxes	3,485	—		3,485
Provision for income taxes	1,261	—		1,261

Net income	2,224	—		2,224

(a)	Reclassification to present license revenue and service and maintenance revenue separately.

(b)	Reclassification of operating expenses to reallocate the expenses to cost of revenue, research and development, sales and marketing, general and administrative and amortization of goodwill and acquired intangibles.

(c)	Reclassification to record interest income and interest expense, net.